                       PHARMACY MANAGEMENT SERVICES, INC.
                             3611 Queen Palm Drive
                              Tampa, Florida 33619

                         CONSENT OF COMMON SHAREHOLDER



              THIS CONSENT IS SOLICITED BY THE BOARD OF DIRECTORS


                     THE BOARD OF DIRECTORS RECOMMENDS THAT
                 YOU VOTE "FOR" APPROVAL OF THE MERGER PROPOSAL


         The undersigned shareholder of Pharmacy Management Services, Inc. (the "Company") votes by written consent, as designated below, all shares of common stock of the Company that the undersigned is entitled to vote with respect to the following proposal.


         Approval of (a) the merger (the "Merger") of the Company with and into Beverly Acquisition Corporation ("Acquisition"), a wholly-owned subsidiary of Beverly Enterprises, Inc. ("Beverly"), pursuant to the Agreement and Plan of Merger dated December 26, 1994, among the Company, Beverly, and Acquisition (the "Merger Agreement"), (b) the Merger Agreement, and (c) the transactions contemplated by the Merger Agreement.


         [ ]  FOR                [ ] WITHHOLD CONSENT          [ ]  ABSTAIN


THIS CONSENT, WHEN PROPERLY EXECUTED, WILL CONSTITUTE A VOTE AS DESIGNATED ABOVE BY THE UNDERSIGNED SHAREHOLDER. IF NO DESIGNATION IS MADE, THIS CONSENT WILL BE EQUIVALENT TO A VOTE AGAINST APPROVAL OF THE MERGER PROPOSAL SET FORTH ABOVE. EVERY PRIOR CONSENT EXECUTED AND DELIVERED BY THE UNDERSIGNED SHAREHOLDER IS REVOKED.





             (Continued and to be signed and dated on reverse side)

                       PHARMACY MANAGEMENT SERVICES, INC.



DATED: _______________, 1995
                                        ______________________________________

                                        ______________________________________



                                        ______________________________________
                                                     (Signature)


                                        ______________________________________
                                                    (Printed Name)


                                        Please sign and print your name exactly
                                        as it appears on your stock certificate
                                        representing your shares of Common
                                        Stock.  All joint owners should sign.
                                        Executors, administrators, trustees,
                                        guardians, attorneys, and agents should
                                        give their full titles and submit
                                        evidence of appointment unless
                                        previously furnished to the Company or
                                        its transfer agent. If the shareholder
                                        is a partnership or corporation, the
                                        authorized agent should sign in the
                                        full partnership or corporate name.